EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that I, the undersigned, a director of The Travelers Companies, Inc., a Minnesota corporation (the “Company”), do hereby make, nominate and appoint Matthew S. Furman and Wendy C. Skjerven, and each of them, with full powers to act without the other, as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign on my behalf one or more Post-Effective Amendments to Registration Statements on Form S-8 of The Travelers Companies, Inc. (the “Post-Effective Amendments”) relating to the deregistration of securities previously registered on Registration Statements on Form S-8 for issuance under each of the following plans:

St. Paul Management Limited Employee Share Participation Plan

Victoria Financial Corporation 401(k) Plan

USF&G Capital Accumulation Plan

St. Paul Re, Inc. Long-Term Incentive Plan

St. Paul Companies, Inc. Deferred Stock Award Plan

The St. Paul (UK) 1988 Share Option Schemes

Non-Employee Director Stock Retainer Plan

1988 Stock Option Plan and 1980 Stock Option Plan

St. Paul (UK) 1988 Executive Share Option Scheme (Plan 1 and 2)

Minet 1988 Share Save Scheme

St. Paul UK 1988 (SAYE) Scheme

and to make such changes in and additions and amendments to such Registration Statements (including further post-effective amendments) and to sign the same on my behalf, and to file the Post-Effective Amendments, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and such signature shall have the same force and effect as though I had manually signed such Post-Effective Amendments.

Date:  November 4, 2009

/s/ Alan L. Beller	/s/ Thomas R. Hodgson
Alan L. Beller	Thomas R. Hodgson

/s/ John H. Dasburg	/s/ Cleve L. Killingsworth
John H. Dasburg	Cleve L. Killingsworth

/s/ Janet M. Dolan	/s/ Robert I. Lipp
Janet M. Dolan	Robert I. Lipp

/s/ Kenneth M. Duberstein	/s/ Blythe J. McGarvie
Kenneth M. Duberstein	Blythe J. McGarvie

/s/ Lawrence G. Graev	/s/ Laurie J. Thomsen
Lawrence G. Graev	Laurie J. Thomsen

/s/ Patricia L. Higgins
Patricia L. Higgins